Exhibit 10.1
THIRTEENTH AMENDMENT TO AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
THIS THIRTEENTH AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of July 21, 2021 (the “Effective Date”), is made and entered into among NVR MORTGAGE FINANCE, INC., a Virginia corporation (the “Seller”), U.S. BANK NATIONAL ASSOCIATION, as agent (in such capacity, the “Agent”) and a Buyer, and the other Buyers (the “Buyers”).
RECITALS
A.The Seller and the Buyers are parties to an Amended and Restated Master Repurchase Agreement dated as of August 2, 2011 as amended by a First Amendment to Amended and Restated Master Repurchase Agreement dated as of August 1, 2012, a Second Amendment to Amended and Restated Master Repurchase Agreement dated as of November 13, 2012, a Third Amendment to Amended and Restated Master Repurchase Agreement dated as of November 29, 2012, a Fourth Amendment to Amended and Restated Master Repurchase Agreement dated as of July 31, 2013, a Fifth Amendment to Amended and Restated Master Repurchase Agreement dated as of July 30, 2014, a Sixth Amendment to Amended and Restated Master Repurchase Agreement dated as of July 29, 2015, a Seventh Amendment to Amended and Restated Master Purchase Agreement dated as of January 18, 2016, an Eighth Amendment to Amended and Restated Master Purchase Agreement dated as of July 27, 2016, a Ninth Amendment to Amended and Restated Master Purchase Agreement dated as of July 26, 2017, a Tenth Amendment to Amended and Restated Master Repurchase Agreement dated July 25, 2018, an Eleventh Amendment to Amended and Restated Master Repurchase Agreement dated as of July 24, 2019, and a Twelfth Amendment to Amended and Restated Master Repurchase Agreement effective as of July 22, 2020 (as further amended, restated or otherwise modified from time to time, the “Repurchase Agreement”); and
B.The Seller and the Buyers now desire to amend certain provisions of the Repurchase Agreement as set forth herein.
AGREEMENT
In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all parties hereto agree as follows:
Section 1.Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
Section 2.Amendments. The Repurchase Agreement is hereby amended as follows:
2.1.Definitions. Section 1.2 of the Repurchase Agreement is hereby amended by adding or amending and restating, as applicable, the following defined terms to read in their entireties as follows:

“Termination Date” means the earlier of (i) July 20, 2022, and (ii) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.
2.2.Provisions Relating to LIBOR Rate. Section 6.7 of the Repurchase Agreement is amended and restated in its entirety to read as follows:
6.7    Provisions Relating to LIBOR Rate. If Agent has determined that (a)(i) the administrator, or any relevant agency or authority for such administrator, of LIBOR (or any substitute index which replaces LIBOR (LIBOR or such replacement, the “Benchmark”)) has announced that such Benchmark will no longer be provided, (ii) any relevant agency or authority has announced that such Benchmark is no longer representative, or (iii) any similar circumstance exists such that such Benchmark has become unavailable or ceased to exist, or (b) similar loans are being documented with a replacement rate to such Benchmark, Agent will (x) replace such Benchmark with a replacement rate or (y) if any such circumstance applies to fewer than all tenors of such Benchmark used for determining an interest period hereunder, discontinue the availability of the affected interest periods. In the case of LIBOR, (a) for any advance hereunder where the rate is reset daily, such replacement rate will be Daily Simple SOFR, plus the adjustment described below, and (b) for any advance hereunder where the rate is reset at monthly or longer intervals, such replacement rate will be Term SOFR, plus the adjustment described below; provided that if Agent determines in its sole discretion that (i) Term SOFR is not available for the applicable advance at the time of such replacement or (ii) the administration of Term SOFR is not administratively feasible for Agent, then such replacement rate will be Daily Simple SOFR, plus the adjustment described below. For purposes of this Agreement, (a) “SOFR” means the secured overnight financing rate which is published by the Board of Governors of the Federal Reserve System (the “Board”) and available at www.newyorkfed.org; (b) “Term SOFR” means a forward-looking term rate based on SOFR and recommended by the Board; and (c) “Daily Simple SOFR” means a daily rate based on SOFR and determined by Agent in accordance with the conventions for such rate. In each case, Agent will add an adjustment to Term SOFR or Daily Simple SOFR that is selected or recommended by the Board. In connection with the selection and implementation of any such replacement rate, Agent may make any technical, administrative or operational changes that Agent decides may be appropriate to reflect the adoption and implementation of such replacement rate. Without limitation of the foregoing, in the case of a transition to Daily Simple SOFR, Agent will remove any option to select another rate that may change or is reset on a daily basis, including, without limitation, Agent’s prime rate. Agent does not warrant or accept any responsibility for the administration or submission of, or any other matter related to, LIBOR or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation whether any such alternative, successor or replacement rate will have the same value as, or be economically equivalent to, LIBOR.

Section 3.Representations, Warranties, Authority, No Adverse Claim.
3.1.Reassertion of Representations and Warranties, No Default. The Seller hereby represents and warrants that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties in the Repurchase Agreement are true, correct, and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Repurchase Agreement, and (b) there will exist no Default or Event of Default under the Repurchase Agreement, as amended by this Amendment, on such date that the Buyers have not waived.
3.2.Authority, No Conflict, No Consent Required. The Seller represents and warrants that it has the power, legal right, and authority to enter into this Amendment and has duly authorized by proper corporate action the execution and delivery of this Amendment and none of the agreements herein contravenes or constitutes a default under any agreement, instrument, or indenture to which the Seller is a party or a signatory, any provision of the Seller’s articles of incorporation or bylaws, or any other agreement or requirement of law or results in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Seller or any of its property except, if any, in favor of the Buyers. The Seller represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Seller of this Amendment or the performance of obligations of the Seller herein described, except for those that the Seller has obtained or provided and as to which the Seller has delivered certified copies of documents evidencing each such action to the Buyers.
3.3.No Adverse Claim. The Seller hereby warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Seller a basis to assert a defense, offset, or counterclaim to any claim of the Agent or the Buyers with respect to the Seller’s obligations under the Repurchase Agreement as amended by this Amendment.
Section 4.Conditions Precedent. The effectiveness of the amendments hereunder on the Effective Date shall be subject to satisfaction of the following conditions precedent:

4.1.The Agent shall have received the following documents in a quantity sufficient that the Seller and each Buyer may each have a fully executed original of each such document:
(a)this Amendment duly executed by the Seller, the Agent, and the Buyers;
(b)a Fee Letter from the Buyer to the Seller and acknowledged by the Seller;
(c)a certificate of the Secretary or an Assistant Secretary of the Seller certifying (i) that there has been no change to Seller’s articles of incorporation or bylaws since copies of the same were delivered to the Agent on July 25, 2011; (ii) as to a copy attached thereto of resolutions authorizing the execution, delivery, and performance of this Amendment, and the other documents and agreements executed and delivered in connection herewith; and (iii) as to the names, incumbency, and specimen signatures of the persons authorized to execute this Amendment on behalf of the Seller; and
(d)such other documents as the Agent reasonably requests.
4.2.The Seller shall have paid any outstanding Agent’s Fees and any other fees then due under Article 9 of the Repurchase Agreement.
Section 5.Miscellaneous.
5.1.Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Repurchase Agreement and the other Repurchase Documents. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.
5.2.Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.
5.3.Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement shall refer to the Repurchase Agreement as amended and modified hereby.
5.4.Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applicable to the Repurchase Agreement.

5.5.Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Buyers.
5.6.Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
5.7.Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
5.8.ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.
NVR MORTGAGE FINANCE, INC., as Seller

By:    /s/ Eugene Bredow
Name:     Eugene Bredow
Title: President

U.S. BANK NATIONAL ASSOCIATION, as Agent and as a Buyer

By:    /s/ Rodney Davis
Name:     Rodney Davis
Title:    SVP Relationship Manager